For Immediate Release

   NEWS RELEASE

Contacts:

Gastar Exploration Inc.

J. Russell Porter, Chief Executive Officer

713-739-1800 / rporter@gastar.com

Investor Relations Counsel:

Lisa Elliott / lelliott@DennardLascar.com

Dennard-Lascar Associates: 713-529-6600

Gastar Exploration Inc. Declares Monthly Cash Dividend on

8.625% Series A Preferred Stock and 10.75% Series B Preferred Stock

HOUSTON, June 9, 2017 - Gastar Exploration Inc. (NYSE MKT: GST) (“Gastar”) announced today that it has declared monthly cash dividends on its 8.625% Series A Preferred Stock (“Series A Preferred Stock”) and its 10.75% Series B Preferred Stock (“Series B Preferred Stock”) for June 2017.

The dividend on the Series A Preferred Stock is payable on June 30, 2017 to holders of record at the close of business on June 19, 2017.  The June 2017 dividend payment will be an annualized 8.625% per share, which is equivalent to $0.1796875 per share, based on the $25.00 per share liquidation preference of the Series A Preferred Stock.  The Series A Preferred Stock is currently listed on the NYSE MKT and trades under the ticker symbol “GST.PRA.”

The dividend on the Series B Preferred Stock is payable on June 30, 2017 to holders of record at the close of business on June 19, 2017.  The June 2017 dividend payment will be an annualized 10.75% per share, which is equivalent to $0.2239584 per share, based on the $25.00 per share liquidation preference of the Series B Preferred Stock.  The Series B Preferred Stock is currently listed on the NYSE MKT and trades under the ticker symbol “GST.PRB.”

About Gastar

Gastar Exploration Inc. is a pure play Mid-Continent independent energy company engaged in the exploration, development and production of oil, condensate, natural gas and natural gas liquids. Gastar’s principal business activities include the identification, acquisition, and subsequent exploration and development of oil and natural gas properties with an emphasis on unconventional reserves, such as shale resource plays. Gastar holds a concentrated acreage position in the normally pressured oil window of the STACK Play, an area of central Oklahoma which is home to multiple oil and natural gas-rich reservoirs including the Meramec and Osage formations within the Mississippi Lime, the Oswego limestone, the Woodford shale and Hunton limestone formations. For more information, visit Gastar's website at www.gastar.com.

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance.  A statement identified by the use of forward-looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “will,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements.  Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  These include risks inherent in oil and natural gas drilling and production activities, including risks with respect to continued low or further declining prices for oil and natural gas that could result in further downward revisions to the value of proved reserves or otherwise cause Gastar to further delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and continued low or further declining prices for oil and natural gas; risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or third-party consents; risks relating to Gastar’s ability to realize the anticipated benefits from acquired assets; and other risks described in Gastar’s Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (“SEC”), available at the SEC’s website at www.sec.gov.   By issuing forward-looking statements based on current expectations, opinions, views or beliefs, Gastar has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.

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